Exhibit 10.79

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

This AMENDMENT No. 1 (this “Amendment”) is made as of the 25th day of June, 2002, by and between Immunex Corporation, a Washington corporation (“Seller”), and Schering Aktiengesellschaft, a stock corporation organized under the laws of The Federal Republic of Germany (“Purchaser”).

WITNESSETH

WHEREAS, in accordance with Section 7.3 of the Asset Purchase Agreement, dated as of May 2, 2002, by and between Seller and Purchaser (the “Agreement”), the parties hereto desire to amend the Agreement in certain respects as set forth herein.

NOW, THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1.  Definitions.    Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement, as amended hereby.

SECTION 2.  Amendments to the Agreement.    The Agreement is hereby amended as follows:

(a)  A new definition is hereby inserted into Section 1.1 of the Agreement, immediately following the definition of “Confidentiality Agreement” and immediately prior to the definition of “Contracts”, and shall be as follows:

“ “Consent Decree” shall mean the Decision and Order placed by the United States Federal Trade Commission on the public record for comment in connection with the Agreement Containing Consent Orders by and among Amgen, Inc. and Seller, and their attorneys, and counsel for the United States Federal Trade Commission, which Decision and Order relates to, among other things, the divestiture of the Business by Seller.”

(b)  A new definition is hereby inserted into Section 1.1 of the Agreement, immediately following the definition of “Objection Period” and immediately prior to the definition of “Other Bid”, and shall be as follows:

“ “Order Date”  shall mean the date the Consent Decree is issued by the United States Federal Trade Commission.”

(c)  A new Section 7.5 is hereby inserted into the Agreement immediately following Section 7.4 thereof and shall be as follows:

“SECTION 7.5.  Rescission.    If the Closing shall have occurred prior to the Order Date and Seller thereafter receives notice from the United States Federal Trade Commission that Purchaser is not an acceptable purchaser of the Conveyed Assets or that the consummation of the transactions contemplated hereby does not constitute an acceptable divestiture of the Business under the Consent Decree, then the parties shall immediately rescind the transactions consummated at the Closing, and this Agreement shall be automatically terminated upon such rescission (with such termination being treated for purposes of Section 7.2 hereof as if it were a termination pursuant to Section 7.1 hereof). In connection with such rescission, Seller shall refund the Purchase Price to Purchaser, Purchaser shall return all the Conveyed Assets in its or its Affiliates’ possession or control to Seller or Seller Sub, as the case may be, and the parties shall take such other actions as may be necessary in order to return each party and each of their respective Subsidiaries to the respective position it occupied immediately prior to the Closing.”

SECTION 3.  Effect.    Except as expressly set forth herein, the Agreement shall remain in full force and effect in all respects. This Amendment shall be deemed to be part of the Agreement for all purposes thereunder, including the provisions of Article IX of the Agreement.

SECTION 4.  Descriptive Headings.    The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Amendment.

SECTION 5.  Counterparts.    This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

IMMUNEX CORPORATION

By:	/S/ EDWARD V. FRITZKY
Edward V. Fritzky Chief Executive Officer

SCHERING AKTIENGESELLSCHAFT

By:	/S/ KLAUS POHLE
Klaus Pohle Vice-Chairman of the Executive Board of Directors

By:	/S/ LUTZ LINGNAU
Lutz Lingnau Member of the Executive Board of Directors

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